                                                                                 Exhibit F(v)

                                                                                                                                                                            Entergy Services, Inc.
                                                                                                                                                                            639 Loyola Avenue (70113)
                                                                                                                                                                            P.O. Box 61000
                                                                                                                                                                            New Orleans, LA 70161
                                                                                                                                                                            Tel: 504-576-6755
                                                                                                                                                                            Fax: 504-576-4150
                                                                                                                                                                            e-mail: dabuso@entergy.com
                                                                                                                                                                            Dawn A. Abuso
                                                                                                                                                                            Senior Counsel
                                                                                                                                                                            Legal Services Department

July 21, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

With respect to (1) the Application-Declaration (the "Application-Declaration") on Form U-1, as amended (File No. 70-10158), filed by Entergy Gulf States, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") under the Public Utility Holding Company Act of 1935, as amended (the "Act"), contemplating, among other things, the issuance and sale by the Company of one or more new series of first mortgage bonds (the "First Mortgage Bonds"); (2) the order of the Commission dated December 29, 2003 (the "Order") permitting the Application-Declaration, as amended, to become effective with respect to the issuance and sale of said First Mortgage Bonds; and (3) the issuance and sale by the Company on July 19, 2005 of $100,000,000 in aggregate principal amount of its First Mortgage Bonds, 5.12% Series due August 1, 2010 (the "Bonds"), I advise you that in my opinion:

(a)             the Company is a corporation duly organized and validly existing under the laws of the State of Texas;

(b)             the issuance and sale of the Bonds have been consummated in accordance with the Application-Declaration, as amended, and the Order;

(c)             all state laws that relate or are applicable to the issuance and sale of the Bonds (other than "blue sky" or similar laws, as to which I express no opinion) have been complied with;

(d)             the Bonds are valid and binding obligations of the Company in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights and by general equitable principles (whether considered in a proceeding in equity or law); and

(e)             the consummation of the issuance and sale of the Bonds has not violated the legal rights of the holders of any securities issued by the Company or any associate company thereof.

I am admitted to the bar of the State of Louisiana, and I have made such examination with respect to the laws of other states and the United States of America as I have deemed necessary and appropriate to express this opinion.

I consent to the use of this opinion as an exhibit to the Certificate pursuant to Rule 24 under the Act to be filed by the Company with the Commission in connection with the issuance and sale of the Bonds.

Very truly yours,

/s/ Dawn A. Abuso
Dawn A. Abuso